Consent of Independent Auditors


The Board of Trustees and Shareholders
American Century Investment Trust:

We consent to the inclusion in American Century Investment Trust's Post-Effective Amendment No. 5 to the Registration Statement No. 33-65170 on Form N-1A under the Securities Act of 1933 and Amendment No. 6 to the Registration Statement No. 811-7822 filed on Form N-1A under the Investment Company Act of 1940 of our report dated April 4, 1997 on the financial statements and financial highlights of the American Century-Benham Prime Money Market Fund (the sole fund comprising the American Century Investment Trust) for the periods indicated therein, which report has been incorporated by reference into the Statement of Additional Information of American Century Investment Trust. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About the Trust" in the Statement of Additional Information which is incorporated by reference in the Prospectus.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
June 27, 1997